Exhibit 99.1

Academy Sports + Outdoors Announces Record Sales and Earnings
for the First Quarter and Raises 2021 Financial Forecast

Net Sales Increased 39.1%; Comparable Sales Increased 38.9%

Gross Margin Rate Increased 950 basis points to 35.7%

Pre-Tax Income Grew to $225.0 million from a loss of $9.5 million

Company Raises Full Year Diluted EPS Range to $4.15 to $4.50

KATY, TEXAS (Globe Newswire — June 8, 2021) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the first quarter ended May 1, 2021. Unless otherwise indicated, comparisons are to the same period in the prior fiscal year.

First Quarter 2021 Results
Net sales increased 39.1% to a first quarter record $1.58 billion, while comparable sales increased 38.9%. Sales grew 46.8% compared to the first quarter of 2019. The growth was driven by continued strong, double-digit consumer demand across all product categories, notably in Apparel, Footwear and Team Sports, as well as across our entire geographic footprint. E-commerce sales declined 21.0%, as the website anniversaried triple-digit growth in the first quarter of 2020, as consumers shifted to online ordering at the beginning of the pandemic last year. Over the last two years, E-commerce sales have increased 300.0% during the first quarter.

Gross margin increased 89.2% to $563.7 million, the highest quarterly gross profit in the Company's history. The gross margin rate increased 950 basis points to 35.7%. This growth was primarily driven by improved merchandise margins from a favorable mix shift, higher average unit retails, fewer promotions and less clearance activity.

The growth in gross profit, coupled with 450 basis points of selling, general & administrative expense leverage, resulted in $224.9 million of pre-tax income versus a loss of $9.5 million in the first quarter of 2020.

Net income was $177.8 million compared to a loss of $10.0 million in Q1 2020. Diluted earnings per share were $1.84 compared to a loss of $0.14 in the prior year quarter. Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, increased from $0.4 million to $182.5 million. Pro forma diluted earnings per share were $1.89 compared to $0.01 per share in the prior year quarter.

“The Academy Sports + Outdoors team again generated record-breaking sales and profits, while delivering fun to our customers,” said Ken Hicks, Chairman, President and Chief Executive Officer. “The strategic initiatives implemented over the last few years, a shift in consumer spending into sports and outdoor categories, government-issued stimulus checks, the addition of new customers and more frequent shopping by existing customers are driving consistent growth. We believe our broad, value-based assortment, available through a true omnichannel experience, positions us to continue to capitalize on these market trends."

Balance Sheet Update
As of the end of the first quarter, the Company’s cash and cash equivalents totaled $593.3 million and no amounts were drawn on its credit facility. During the first quarter, net cash provided by operating activities was $219.2 million compared to $90.8 million in the first quarter of 2020.

Subsequent to the end of the first quarter, on May 10, 2021, Academy's largest shareholders completed a secondary offering of the Company's common stock and Academy purchased and retired 3.2 million shares for approximately $100 million. As a result of this reduction in shares owned by the largest owners, Academy's largest shareholder owned approximately 31% of the Company. In addition to the stock repurchase, the Company paid down $99 million of its outstanding term loan and refinanced the loan's interest rate from LIBOR + 5.0% to LIBOR + 3.75%.

Michael Mullican, Executive Vice President and Chief Financial Officer, said, "Based on the extraordinary sales and margin results, the Company has fortified its balance sheet and is also increasing its full year earnings outlook. Academy's cash balance is stronger today than at the end of fiscal 2020 even after using $199 million to repurchase shares and pay down a portion of its term loan."

2021 Outlook
While there is still economic uncertainty from the impact of COVID-19 and other external factors, based on the strong performance of the first quarter and the visibility we have for the remainder of 2021, the Company is increasing its fiscal 2021 guidance as follows:

Fiscal 2021 Guidance
	Previous	New
Comparable Sales	(2.0)% to +2.0%	+6.0% to +9.0%

Net Income (in millions)	$265.0 to $290.0	$400.0 to $435.0

EPS-diluted	$2.70 to $2.95	$4.15 to $4.50

The EPS estimate is based on diluted weighted average shares outstanding of 96.5 million shares and a tax rate of 23.0%.

Conference Call Info
Academy will host a conference call today at 11:00 a.m. Eastern Time to discuss its financial results. Listeners may access the call by dialing 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). The conference passcode is 13719814. A webcast of the call can be accessed at investors.academy.com.

A telephonic replay of the conference call will be available for approximately 30 days, by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering conference passcode 13719814. An archive of the webcast will be available at investors.academy.com for approximately 30 days.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 259 stores across 16 contiguous states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of 19 private label brands, which go well beyond traditional sporting goods and apparel offerings.

All references to "Academy," "Academy Sports + Outdoors," "we," "us," "our" or the "Company" in this press release refer to (1) prior to October 1, 2020 (the "IPO pricing date"), New Academy Holding Company, LLC, a Delaware limited liability company ("NAHC") and the prior parent holding company for our operations, and its consolidated subsidiaries; and (2) on and after the IPO pricing date, Academy Sports and Outdoors, Inc., a Delaware corporation ("ASO, Inc.") and the current parent holding company of our operations, and its consolidated subsidiaries.

On the IPO pricing date, we completed a series of reorganization transactions (the "Reorganization Transactions") that resulted in NAHC being contributed to ASO, Inc. by its members and becoming a wholly owned subsidiary of ASO, Inc. and one share of common stock of ASO, Inc. issued to then-existing members of NAHC for every 3.15 membership units of NAHC contributed to ASO, Inc. (the "Contribution Ratio"). Unless indicated otherwise, the information in this press release has been adjusted to give retrospective effect to the Contribution Ratio.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), Pro Forma Adjusted Earnings Per Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). These non-GAAP measures have limitations as analytical tools. For information on these limitations, as well as information on why management believes these non-GAAP measures are useful, please see our Annual Report for fiscal year 2020 filed on April 7, 2021 (our “Annual Report”), as such limitations and information may be updated from time to time in our periodic filings with the Securities and Exchange commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

We compensate for these limitations by primarily relying on our GAAP results in addition to using these non-GAAP measures supplementally.
See “Reconciliations of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy's current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Academy's control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 30, 2021, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
Matt.hodges@academy.com	Elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	May 1, 2021	Percentage of Sales (2)	May 2, 2020	Percentage of Sales (2)
Net sales	$1,580,333	100.0%	$1,136,301	100.0%
Cost of goods sold	1,016,632	64.3%	838,356	73.8%
Gross margin	563,701	35.7%	297,945	26.2%
Selling, general and administrative expenses	324,627	20.5%	283,923	25.0%
Operating income	239,074	15.1%	14,022	1.2%
Interest expense, net	14,549	0.9%	24,522	2.2%
Other (income), net	(397)	0.0%	(993)	(0.1)%
Income (loss) before income taxes	224,922	14.2%	(9,507)	(0.8)%
Income tax expense	47,126	3.0%	513	0.0%
Net income (loss)	$177,796	11.3%	$(10,020)	(0.9)%

Earnings (Loss) Per Common Share:
Basic (1)	$1.93		$(0.14)
Diluted (1)	$1.84		$(0.14)

Weighted Average Common Shares Outstanding:
Basic (1)	92,088		72,474
Diluted (1)	96,472		72,474
(1) After effect of the retrospective presentation of the Reorganization Transactions and Contribution Ratio
(2) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollar amounts in thousands, except per share data)

	May 1, 2021	January 30, 2021	May 2, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$593,288	$377,604	$725,615
Accounts receivable - less allowance for doubtful accounts of $1,450, $1,172 and $4,432, respectively	10,831	17,306	9,771
Merchandise inventories, net	1,080,804	990,034	1,012,680
Prepaid expenses and other current assets	30,369	28,313	27,824
Assets held for sale	1,763	1,763	1,763
Total current assets	1,717,055	1,415,020	1,777,653

PROPERTY AND EQUIPMENT, NET	366,005	378,260	418,476
RIGHT-OF-USE ASSETS	1,127,645	1,143,699	1,125,933
TRADE NAME	577,000	577,000	577,000
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	7,685	8,583	11,343
Total assets	$4,657,310	$4,384,482	$4,772,325

LIABILITIES AND STOCKHOLDERS' / PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$864,966	$791,404	$411,263
Accrued expenses and other current liabilities	287,592	291,351	187,736
Current lease liabilities	82,676	80,338	105,099
Current maturities of long-term debt	4,000	4,000	34,116
Total current liabilities	1,239,234	1,167,093	738,214

LONG-TERM DEBT, net	781,035	781,489	1,924,641
LONG-TERM LEASE LIABILITIES	1,132,196	1,150,088	1,106,225
DEFERRED TAX LIABILITIES, NET	164,038	138,703	—
OTHER LONG-TERM LIABILITIES	26,932	35,126	22,697
Total liabilities	3,343,435	3,272,499	3,791,777

COMMITMENTS AND CONTINGENCIES

REDEEMABLE MEMBERSHIP UNITS	—	—	2,977

STOCKHOLDERS' / PARTNERS' EQUITY (1):
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Partners' equity, membership units authorized, issued and outstanding were 72,478,106 as of May 2, 2020	—	—	988,178
Common stock, $0.01 par value, authorized 300,000,000 shares; 93,887,109 and 91,114,475 issued and outstanding as of May 1, 2021 and January 30, 2021 respectively.	939	911	—
Additional paid-in capital	150,370	127,228	—
Retained earnings	1,164,964	987,168	—
Accumulated other comprehensive loss	(2,398)	(3,324)	(10,607)
Stockholders' / partners' equity	1,313,875	1,111,983	977,571
Total liabilities and stockholders' / partners' equity	$4,657,310	$4,384,482	$4,772,325

(1) After effect of retrospective presentation of the Reorganization Transactions and Contribution Ratio

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$177,796	$(10,020)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,298	27,447
Non-cash lease expense	500	12,871
Equity compensation	5,874	2,109
Amortization of terminated interest rate swaps, deferred loan and other costs	2,030	919
Deferred income taxes	25,064	(31)
Changes in assets and liabilities:
Accounts receivable, net	6,474	4,229
Merchandise inventories, net	(90,769)	87,069
Prepaid expenses and other current assets	(2,055)	1,048
Other noncurrent assets	612	(49)
Accounts payable	77,326	(12,149)
Accrued expenses and other current liabilities	(29,039)	(26,428)
Income taxes payable	21,357	—
Other long-term liabilities	(1,240)	3,741
Net cash provided by operating activities	219,228	90,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,808)	(9,926)
Net cash used in investing activities	(16,808)	(9,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL Facility	—	500,000
Repayment of Term Loan	(1,000)	(4,563)
Share-Based Award Payments	(2,993)	—
Proceeds from exercise of stock options	17,257	—
Repurchase of Redeemable Membership Units	—	(37)
Net cash provided by financing activities	13,264	495,400

NET INCREASE IN CASH AND CASH EQUIVALENTS	215,684	576,230
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	377,604	149,385
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$593,288	$725,615

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)
(Dollar amounts in thousands)
Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization and impairment, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, gain on early extinguishment of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic and other adjustments. We define “Adjusted EBIT” as net income (loss) before interest expense, net, and income tax expense, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, gain on early extinguishment of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
Net income (loss)	$177,796	$(10,020)
Interest expense, net	14,549	24,522
Income tax expense	47,126	513
Depreciation and amortization	25,298	27,447
Consulting fees (a)	—	56
Private equity sponsor monitoring fee (b)	—	920
Equity compensation (c)	5,874	2,109
Severance and executive transition costs (d)	—	228
Costs related to the COVID-19 pandemic (e)	—	6,645
Other (f)	350	837
Adjusted EBITDA	$270,993	$53,257
Less: Depreciation and amortization	(25,298)	(27,447)
Adjusted EBIT	$245,695	$25,810

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under a monitoring agreement ("Monitoring Agreement") with our private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the 2020 first quarter as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)
Other adjustments include (representing deductions or additions to Adjusted EBITDA and Adjusted EBIT) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with our distribution and the omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus consulting fees, private equity sponsor monitoring fees, equity compensation expense, gain on early extinguishment of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic and other adjustments, less the tax effect of these adjustments. We define “Pro Forma Adjusted Net Income (Loss)” as Adjusted Net Income (Loss) less the retroactive tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation. We define “Pro Forma Adjusted Earnings per Common Share, Basic” as Pro Forma Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Pro Forma Adjusted Earnings per Common Share, Diluted” as Pro Forma Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), and Pro Forma Adjusted Earnings Per Share in the following table.

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
Net income (loss)	$177,796	$(10,020)
Consulting fees (a)	—	56
Private equity sponsor monitoring fee (b)	—	920
Equity compensation (c)	5,874	2,109
Severance and executive transition costs (d)	—	228
Costs related to the COVID-19 pandemic (e)	—	6,645
Other (f)	350	837
Tax effects of these adjustments (g)	(1,489)	(19)
Adjusted Net Income	182,531	756
Estimated tax effect of change to C-Corporation status (h)	—	(316)
Pro Forma Adjusted Net Income	$182,531	$440

Pro Forma Adjusted Earnings per Share
Basic	$1.98	$0.01
Diluted	$1.89	$0.01
Weighted average common shares outstanding
Basic (1)	92,088	72,474
Diluted (1)	96,472	72,474

(1)	After effect of retrospective presentation of the Reorganization Transactions and Contribution Ratio

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the 2020 first quarter as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)
Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

(g)
For the thirteen weeks ended May 1, 2021, this represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at the estimated effective tax rate for the fiscal year ended January 31, 2022. For the thirteen weeks ended May 2, 2020, this represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.

(h)	Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation, upon which we became subject to federal income taxes.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash provided by (used in) investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table.

	Thirteen Weeks Ended
	May 1, 2021	May 2, 2020
Net cash provided by operating activities	$219,228	$90,756
Net cash used in investing activities	(16,808)	(9,926)
Adjusted Free Cash Flow	$202,420	$80,830